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                                                                    EXHIBIT 10.1

                        ORGANIZATIONAL WRITTEN ACTION OF
                             THE BOARD OF DIRECTORS

                                       OF

                       PODS, INC., F/K/A PODS EQUITY, INC.

         The undersigned, being the remaining members of the Board of Directors named in the Articles of Incorporation of PODS EQUITY, INC., a Florida corporation (the "Corporation"), now known as PODS, Inc. pursuant to Articles of Amendment to Articles of Incorporation approved and signed by the Incorporator prior to organization of the Corporation, acting without meeting pursuant to the Florida Business Corporation Act, hereby consent to and unanimously adopt the following actions, preambles, and resolutions:

         1. CERTIFICATE OF INCORPORATION.

         It is noted that the Corporation's Articles of Incorporation and Articles of Amendment were each duly filed in the office of the Secretary of State of the State of Florida. An acknowledged copy thereof, together with a letter from the Secretary of State acknowledging receipt and filing of such Articles of Incorporation and Articles of Amendment and full payment of all charter fees and other money due the State of Florida incident to the incorporation are to be filed in the minute book.

         2. DESIGNATION OF DIRECTORS. Pursuant to the Articles of Amendment to the Articles of Incorporation, the Board of Directors was increased to three (3) and Peter S. Warhurst, C. William Ash, and W. Roy Courtney were designated as Directors of the Corporation as of the date of filing of the Articles of Amendment on September 2, 1999.

         3. DATE OF ACTIVATION.

         It is noted that pursuant to such filing with the Secretary of State of Florida, the effective date of incorporation is July 28, 1999.

         4. BYLAWS.

         RESOLVED, that the proposed form of Bylaws for the regulation and management of the affairs of the Corporation which has been read, section by section, is hereby unanimously adopted and ordered to be made a part of the permanent records to follow the Articles of Incorporation in the Minute Book.


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         5. CORPORATE SEAL.

            RESOLVED, that the corporate seal, the impression of which is affixed in the margin hereof, is approved and is designated as the official Corporate Seal of the Corporation.

         6. STOCK CERTIFICATE.

            RESOLVED, that the form of stock certificate attached to these minutes is adopted and approved.

         7. ELECTION OF OFFICERS.

            RESOLVED, that the following persons are hereby elected to be officers of the Corporation to assume the duties and responsibilities fixed by the Bylaws and to serve until their respective successors are chosen and qualified:

                  CHIEF EXECUTIVE OFFICER/
                  PRESIDENT:
                                                    Peter S. Warhurst

                  VICE PRESIDENT:
                                                    C. William Ash

                  VICE PRESIDENT:
                                                    W. Roy Courtney

                  VICE PRESIDENT:
                                                    David Revelia

                  SECRETARY:
                                                    Peter S. Warhurst

                  TREASURER:
                                                    Peter S. Warhurst

         8. REGISTERED OFFICE/AGENT.

            RESOLVED, that the registered office of the Corporation designated in the Articles of Incorporation shall be changed to 12200 34th Street North, Suite D, Clearwater, Florida 33762; and

            FURTHER RESOLVED, that the registered agent of the Corporation designated in the Articles of Incorporation shall be changed to Peter S. Warhurst.

         9. BANK ACCOUNTS.

            RESOLVED, that such bank or banks as the President shall select are designated as a depository of this Corporation, and that funds so deposited may be withdrawn upon the execution of a check, draft, note, or other documents of the Corporation, which documents may be drawn and executed by the officers of the Corporation specified in such bank's resolution.



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            FURTHER RESOLVED, that the form resolutions required by the bank or banks to effect the foregoing arrangement are hereby adopted as the action of the Board of Directors of the Corporation.

         10. RATIFICATION OF ACTS.

            RESOLVED, that the acts of the incorporators, promoters, and directors from the date of incorporation to the present date be and the same hereby are ratified and confirmed.

         11. OFFER FOR STOCK.

            WHEREAS, the Corporation has received an offer from PODS, LLC, a Florida limited liability company to purchase 7,000,000 shares of stock of the Corporation in exchange for the entire going concern known as PODS and/or Portables on Demand Storage, as further described on Exhibit "A" attached hereto subject to certain liabilities which the Corporation must assume, which purchase shall be simultaneous with the issuance of stock to investors, as set forth in
Section 12 below; and

            WHEREAS, in the judgment of the Board of Directors, the consideration offered is reasonably worth the shares of stock to be issued in exchange for such consideration; now therefore, it is

            RESOLVED, that upon receipt of appropriate documents evidencing the transfer of the above-named going concerns, an appropriate stock certificate be issued as soon as possible to PODS, LLC to reflect ownership of the shares so purchased.

            FURTHER RESOLVED, that the officers of the Corporation are hereby directed to prepare such records and file such returns as are necessary to qualify this transfer as a tax-free transfer under Section 351 of the Internal Revenue Code.

            FURTHER RESOLVED, that the Corporation, as the successor to PODS, LLC, hereby assumes and acknowledges itself obligated to pay all the debts and liabilities of its predecessor as set forth on the financial statement prepared by the Corporation's accountant, setting forth the opening entries to the Corporation's books of account and the officers are authorized and directed to execute such instruments as may be necessary or required to evidence this assumption of liability.




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         12. PRIVATE PLACEMENT AND INVESTOR OFFER FOR STOCK.

            WHEREAS, in connection with the Corporation's private placement offer to sell up to 4,000,000 shares of the common stock of the Corporation for a purchase price of $1.00 per share, pursuant to the Confidential Private Placement Memorandum dated August 19, 1999, the Corporation has received offers from the persons described on Exhibit "B" attached hereto to purchase the number of shares of stock of the Corporation as indicated next to their names, for the purchase price of $1.00 per share, which purchase shall be simultaneous with the issuance of stock to PODS, LLC as set forth in Section 11 above; and

            WHEREAS, in the judgment of the Board of Directors, the consideration offered is reasonably worth the shares of stock to be issued in exchange for such consideration; now therefore, it is

            RESOLVED, that the Corporation's private placement offer to sell up to 4,000,000 shares of the common stock of the Corporation for a purchase price of $1.00 per share, pursuant to the Confidential Private Placement Memorandum dated August 19, 1999, is hereby ratified and approved in all respects.

            FURTHER RESOLVED, that upon receipt of the consideration, appropriate stock certificates be issued as soon as possible to the individuals named on Exhibit "B" to reflect ownership of the shares so purchased.

            FURTHER RESOLVED, that the officers of the Corporation are hereby directed to prepare such records and file such returns as are necessary to qualify this transfer as a tax-free transfer under Section 351 of the Internal Revenue Code.

         13. STOCK IN PAYMENT OF FEE.

            WHEREAS, Keith Schillit has performed valuable services for the Corporation, including but not limited to preparation of its Business Plan that was attached to the Confidential Private Placement Memorandum dated August 19, 1999; and

            WHEREAS, the Corporation has agreed to pay the fee due to Keith Schillit in the form of delivery of shares of stock of the Corporation that constitute 2% of the outstanding shares after closing of the private placement offering of up to 4,000,000 shares of stock; and



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            WHEREAS, in the judgment of the Board of Directors, the shares to be delivered to Keith Schillit have a value equal to the fair market value for services rendered; now therefore it is

            RESOLVED, that in exchange for all past services rendered and any future services to be performed, the Corporation shall issue shares of its common stock to Keith Schillit that constitute 2% of the outstanding shares, on a fully diluted basis, and appropriate stock certificates shall be issued as soon as possible to reflect ownership of such shares.

         14. INVESTMENT ACCOUNTS.

            RESOLVED, that the President of the Corporation is hereby authorized and empowered to open an investment account or accounts with such appropriate firms as he may select in order to invest, during the course of the year, any corporate funds which the officers of the Corporation may determine proper.

         15. MINUTE BOOK.

            RESOLVED, that the Corporation shall maintain as part of its corporate record, a corporate minute book which shall include a record of its Articles of Incorporation and Amendments thereto, its Bylaws and Amendments thereto, minutes of all meetings, or written actions in lieu thereof of its Directors and Shareholders, and its stock transfer ledger.

         16. ORGANIZATIONAL EXPENSES.

            RESOLVED, the Treasurer be and hereby is authorized to pay all fees and expenses incident to and necessary for the organization of this Corporation.

            FURTHER RESOLVED, the Corporation elects to deduct its organizational expenditures as permitted by law; and

            FURTHER RESOLVED, that the President is hereby directed to instruct the Corporation's accountants to prepare and to file a statement in accordance with Treasury Regulations Section 1.248-l(c) to permit ratable deductions of such organizational expenses.


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         17.  INSURANCE.

            The Corporation, through its President, is authorized to purchase general insurance, unemployment compensation, and liability insurance on behalf of the Corporation.

         18.  SUBCHAPTER "S".

            The Corporation elects not to be taxed as a Subchapter "S" corporation at this time.

         19.  LICENSES AND PERMITS.

            RESOLVED, that the officers of the Corporation are directed to obtain in the name of the Corporation such licenses and permits as may be required for the conduct of the business of the Corporation by any Federal, state, county or municipal governmental ordinance or regulation and to do all things necessary or convenient to qualify the Corporation to transact its business in compliance with the laws and regulations of any appropriate Federal, state, county or municipal governmental authority.

         20.  EMPLOYMENT OF OTHERS.

            RESOLVED, that the President of the Corporation is hereby delegated the authority by the Board of Directors to determine who shall be full or part-time employees of the Corporation, and

            FURTHER RESOLVED, that the President of the Corporation is hereby delegated the authority to determine their compensation, except for officers of the Corporation.

            The undersigned, being the sole remaining Director of PODS, INC., does hereby ratify, approve, consent to and confirm all of the above preambles, resolutions and actions.

            DATED as of the _____ day of September, 1999.


                                                                   (SEAL)
                                      -----------------------------
                                            Peter S. Warhurst


                                                                   (SEAL)
                                      -----------------------------
                                              C. William Ash


                                                                   (SEAL)
                                      -----------------------------
                                              W. Roy Courtney

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                  EXHIBIT "A" TO ORGANIZATIONAL WRITTEN ACTION
                      PODS, Inc. (f/k/a PODS Equity, Inc.)


      All of the assets shown on the August 31, 1999 balance sheet of PODS, LLC, plus additions after said date, subject to deletions with respect to assets disposed of by PODS, LLC after said date in the ordinary course of business, including the following kinds of assets, if any, owned by PODS, LLC:

      1. Mortgages, notes, loan proceeds, contracts, agreements including franchise agreements, leaseholds, leasehold improvements and all other interests in land or property.

      2. Inventory, vehicles, tractors, furniture, machinery, equipment and supplies.

      3. Cash, money on deposit with banks and others and certificates of deposit.

      4.    Commercial paper, stocks, bonds and other investments.

      5.    Accounts receivable.

      6.    Insurance policies.

      7.    Causes of action, judgments, claims and demands of whatever nature.

      8.    Tangible and intangible personal property of all kinds.

      9. Deposits, escrows, deferred charges, advance payments, prepaid items, claims for refunds, including tax refunds, rights of offset and credits of all kinds.

      10. All credit balances of or inuring to the Assignor under any state unemployment compensation plan or fund.

      11. Files, papers and records relating to the aforesaid business, properties and assets.

      12.   All other assets of PODS, LLC.

SUBJECT TO, all of the debts and liabilities shown on the August 31, 1999 balance sheet of PODS, LLC, as updated through September 3, 1999.

                                   PODS, Inc.

                                  Exhibit "B"
                   List of Investors as of September 3, 1999

NAME                                                          NUMBER OF SHARES   STOCK CERT. #
----                                                          ----------------   -------------
Stephen A. MacEachern                                              500,000             2

David N. Wakely, Trustee of the
David N. Wakely Trust
dated 12/28/92                                                     100,000             3

Jane Kochan and Joan Kochan, Co-
Trustees of the Kochan Family Trust,
dated 7/15/92                                                      100,000             4

Martin H. Schweitzer &
Elizabeth F. Schweitzer JTWROS                                      50,000             5

Doganiero Family Limited
Partnership                                                        500,000             6

Robert B. Timberlake                                               300,000             7

Diana M. Smiles, Trustee of
the Diana M. Smiles Living Trust
dated 2/21/97                                                      100,000             8

Frank Doganiero                                                    250,000             9

G. William Lazenby, Trustee of the
Lazenby & Heath, M.D.'s, P.A. Profit
Sharing Plan and Trust                                             100,000            10

Anthony G. Lembo                                                   100,000            11

The Gurtman LLC                                                     50,000            12
                                                                 ---------

                                                      Total      2,150,000